EXHIBIT 10.1

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this "Agreement") is dated and effective as of March 12, 2009 by and between Triple Ring Technologies, Inc., a California corporation with its principal place of business in Newark, California (the "Lender"), and NovaRay Medical, Inc. a Delaware corporation with its principal place of business in Newark, California ("the Borrower"). The Lender and the Borrower are sometimes collectively referred to herein as the "parties" and individually as a "party."

RECITALS

WHEREAS, the Lender and the Borrower have entered into a Professional Services Agreement dated December 19, 2007 (the " Services Agreement"), pursuant to which the Lender will provide certain development, administrative and other services related to Borrower's technology on behalf of the Borrower in exchange for payment by Borrower as outlined under the Services Agreement; and

WHEREAS, in order to provide additional working capital to Borrower, the Lender has agreed to allow Borrower to make partial payments for services rendered under the Services Agreement and extend credit to Borrower in amounts equal to unpaid amounts due for services up to the Credit Limit (as defined below) as set forth below; and

WHEREAS, the Lender has agreed to make available to the Borrower, on a revolving basis, a line of credit in an amount of up to One Million Five Hundred Thousand U.S. Dollars (US $1,500,000) (the "Credit Line"), subject to the terms and conditions set forth herein, which line of credit will be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note"); and

WHEREAS, such Credit Line shall consist of Lender's partial forbearance of payments due by Borrower under the Services Agreement, as further described herein

WHEREAS, the parties desire to set forth certain terms and conditions relating to the Credit Line;

NOW, THEREFORE, in consideration of the mutual covenants, promises, representations and warranties set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Unless defined elsewhere herein, all capitalized terms used in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

"AGREEMENT" shall mean this Credit and Security Agreement, as the same may be amended or otherwise modified from time to time.

"BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States of America.

"CREDIT EXTENSION" shall have the meaning set forth in Section 2.01.

"CREDIT LIMIT" shall have the meaning set forth in Section 2.01.

"CREDIT LINE" shall have the meaning set forth in the recitals.

"EFFECTIVE DATE" shall mean the date on this Agreement shall become effective which will only occur after all of the conditions set forth in Section 6 have been satisfied or waived by the party(ies) for whose benefit they are intended; provided that, if the Effective Date does not occur on or prior to March 6, 2009 (as such date may be extended by the mutual agreement of the parties hereto), this Agreement shall be deemed null and void and neither Borrower or Lender shall be deemed to be obligated hereunder.

"EVENT OF DEFAULT" shall mean any of the events specified in Section 8.01, provided that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any further condition, event or act has occurred or has been satisfied.

"GOVERNMENTAL AUTHORITY" shall mean any government (whether the located within or outside the United States) or any department, agency, division or instrumentality thereof.

"LAW" shall mean any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

"LOAN DOCUMENTS" shall mean this Agreement, the Note and exhibits thereof executed in connection with the transactions contemplated by this Agreement.

"OBLIGATIONS" shall mean all loans, advances, liabilities and obligations for the payment of monetary amounts owing by Borrower to the Lender arising under the Agreement or Note including without limitation all principal, interest (including interest which accrues after commencement of any case or proceeding referred to in Section 8.01 hereof) fees, charges, claims, expenses, attorneys' fees and any other sum chargeable to the Borrower under this Agreement or Note.

"PERSON" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

"OUTSTANDING PRINCIPAL BALANCE" shall mean the aggregate amount of all Credit Extensions made by the Lender to the Borrower hereunder, less all repayments thereof.

"SERVICES AGREEMENT" shall mean the Professional Services Agreement between the Lender and the Borrower, dated as of December 19, 2007, pursuant to which Lender will provide certain development, administrative and other services related to Borrower's technology in exchange for payment for such services by Borrower to Lender.

"TERMINATION DATE" shall mean the earliest to occur of (a) December 15, 2009, (b) termination of the Services Agreement, or (c) receipt of gross proceeds from equity or debt or other financing obtained by Borrower of at least Five Million Dollars ($5,000,000) in the aggregate after the Effective Date.

All monetary amounts expressed herein are stated in terms of U.S. Dollars.

ARTICLE II

AMOUNT AND TERMS OF CREDIT

SECTION 2.01. CREDIT EXTENSION.

During the term of this Agreement and subject to the terms and conditions hereof, the Lender agrees to make available from time to time until the Termination Date, extension of credit to the Borrower (each a "Credit Extension") as follows:

    on the Effective Date, one hundred seventy five thousand dollars ($175,000) (the "Initial Credit Extension");
    thirty (30) days after the Effective Date, an additional two hundred seventy five thousand dollars ($275,000) provided that at least six hundred twenty five thousand dollars ($625,000) is invoiced by Lender during such thirty (30) day period, and during the ten (10) day period after the invoice date of each invoice provided by Lender pursuant to the Services Agreement after such thirty (30) day period an additional one third (1/3) of the applicable amount due and invoiced, for Lender's services under the Services Agreement excluding out-of-pocket expenses incurred by Lender.

The Outstanding Principal Balance at any time shall not exceed the Credit Limit of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the "Credit Limit"). Each Credit Extension shall be made on notice by the Borrower in writing to Lender and shall be deemed Lender's forbearance under the Services Agreement of the amount set forth in such Credit Extension due by Borrower under the Services Agreement. Such notice shall be given no later than noon (California time) on the Business Day of the proposed Credit Extension. Each such notice of borrowing shall be substantially in the form of Exhibit B hereto and shall include the information required in such Exhibit and such other information as may reasonably be required by Lender. The Lender shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any such notice or similar notice believed by the Lender to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the Lender shall have actual knowledge to the contrary.

The Credit Line will be evidenced by the Note attached hereto as Exhibit A and the Borrower shall execute and deliver to Lender such Note. Such Note shall represent the obligation of Borrower to pay the amount of the Credit Limit or, if less, the Outstanding Principal Balance, plus accrued and unpaid interest. The date and amount of each Credit Extension made by Lender to the Borrower and each payment of principal with respect thereto shall be recorded on the books and records of Lender, which books and records shall constitute conclusive evidence, absent manifest error, of the accuracy of the information therein recorded.

SECTION2.02. USE OF PROCEEDS. The Credit Line shall be applied by the Borrower for working capital purposes.

ARTICLE III

INTEREST AND INDEMNITY

SECTION 3.01 INTEREST. The Borrower shall pay interest to Lender on the aggregate Outstanding Principal Balance at a rate of two percent (2%). Upon the occurrence and during the continuation of any Event of Default, upon written request of the Lender, the interest rate applicable on the Outstanding Principal Balance shall be increased to ten percent (10%) (the "Default Rate") and interest on interest and other Obligations in default shall be charged at the Default Rate and shall be payable upon demand. Such interest shall be due and payable (i) upon the occurrence and during the continuation of any Event of Default upon the written request of the Lender, (ii) on the Termination Date or (iii) if any interest accrues or remains payable after the Termination Date, upon demand. Interest shall be calculated by the Lender on a daily basis and on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by the Lender of an interest rate hereunder and each calculation of interest hereunder shall be conclusive and binding for all purposes, absent manifest error

SECTION 3.02 MAXIMUM LAWFUL RATE. Notwithstanding anything to the contrary set forth in Section 3.01 hereof, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which would have been received had the interest rate payable hereunder been (but for operation of this paragraph) the interest rate payable pursuant to Section 3.01 hereof. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Section 3.01 above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 3.02, a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, the Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 8.02 and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

SECTION 3.03. The Borrower shall indemnify and hold the Lender and its officers, directors, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses as incurred (including attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may be instituted or asserted against or incurred by such Indemnified Person as a result of this Agreement, the Note or any other Loan Document, credit having been extended under this Agreement or any other Loan Document, the use or intended use of proceeds of Credit Extensions, or otherwise arising in connection with the transactions contemplated hereunder and thereunder, regardless of whether the Indemnified Person is a party to such Claim; provided that Borrower shall not be liable for any indemnification to such Indemnified Person with respect to (i) any portion of any such Claim which results from such Indemnified Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, or (ii) any portion of such Claim which arises solely out of or in connection with a dispute between such Indemnified Person and one or more Indemnified Persons. NEITHER THE LENDER OR ANY INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS, THE USE OR INTENDED USE OF PROCEEDS OF CREDIT EXTENSIONS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. The foregoing provision in favor of any Indemnified Person shall be in addition to any rights that such Indemnified Person may have at common law or otherwise, including, but not limited to, any right to contribution.

SECTION 3.04. In any suit, proceeding or action brought by the Lender relating to any Collateral (as defined below) for any sum owing hereunder, or to enforce any provision of any Collateral, the Borrower shall save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered, as incurred, by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Borrower, all such obligations of the Borrower shall be and remain enforceable against, and only against, the Borrower and shall not be enforceable against the Lender.

ARTICLE IV

PAYMENTS

SECTION 4.01. The Outstanding Principal Balance and all accrued and unpaid interest shall be due and payable in full, without demand by the Lender, immediately upon 3:00 p.m. PST on the Termination Date. In addition, in the event of the early termination of the Services Agreement pursuant to the terms thereof, no additional Credit Extensions will be made by the Lender to the Borrower under this Agreement. In the event that the Outstanding Principal Balance of Credit Extensions made to Borrower at any time exceeds the Credit Limit, the Borrower shall immediately repay the Credit Extensions made to the Borrower in the amount of such excess. Any such excess balance described in the preceding sentence shall nevertheless constitute obligations that are secured by the Collateral and entitled to all of the benefits thereof and of the Agreement and shall be evidenced by the Notes.

SECTION 4.02. MANNER OF PAYMENTS. All payments on the Credit Line to be made by the Borrower shall be by direct wire transfer of immediately available funds to such accounts as shall be designated by the Lender from time to time. All such payments shall be denominated in U.S. dollars and shall be made on or before the date when due, without deduction, setoff or counterclaim by the Borrower.

SECTION 4.03. DUE DATES NOT ON BUSINESS DAYS. If payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed to be the next following Business Day and interest thereon shall be payable at the then applicable rate during such period.

SECTION 4.04. RIGHT TO PREPAY. The Borrower shall have the right, in its sole discretion, to prepay, in whole or in part, the Outstanding Principal Balance at any time, without any penalty.

ARTICLE V

GRANT OF SECURITY INTEREST

SECTION 5.01. GRANT OF SECURITY INTEREST. Borrower, in order to secure the payment of the principal on the Credit Line made, accrued interest and Obligations pursuant to this Agreement, does hereby grant to Lender and its successors and assigns, a lien and security interest in all the tangible and intangible assets of Borrower including without limitation all accounts, copyrights, documents, equipment, fixtures, general intangibles, goods, intellectual property, inventory, materials, parts, patents, trademarks and to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing (collectively, the "Collateral"). Such security interest constitutes a valid, first priority security interest in the Collateral; provided however, that Lender will share the first priority security interest in the Collateral on a pari passu basis based on amount of principal loaned with any third party who provides financing to Borrower during the term of this Agreement, pro-rated to reflect each parties' credit extensions to Borrower, upon Lender's written approval of such financing. All Credit Extensions to the Borrower and all of the other Obligations of the Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrower secured by all of the Collateral. At any time and from time to time, upon the written request of Lender, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Lender may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted including without limitation (i) filing and financing or continuation statements under the Uniform Commercial Code in any jurisdiction and (ii) obtaining waiver of liens if any exist. Borrower also hereby authorizes Lender to file any such financing or continuation statements without signature of Borrower to the extent permitted by applicable law.

SECTION 5.02. DURATION OF SECURITY INTEREST. Lender's security interest in the Collateral shall continue until payment in full of the Outstanding Principal Balance, all accrued and unpaid interest and all Obligations. Lender, upon payment in full of the Note, shall execute such further documents and take such further actions as may be necessary to effect the release and/or termination contemplated by this Section 5.02, including duly executing and delivering termination statements for filing in all relevant jurisdictions.

SECTION 5.03. POSSESSION OF COLLATERAL. So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

SECTION 5.04. REMEDIES; RIGHTS UPON DEFAULT. In addition to all other rights and remedies granted to it under this Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Lender may exercise all rights and remedies of a secured party under the Uniform Commercial Code of any applicable jurisdiction. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including attorneys' fees or other expenses incurred by Lender to collect such deficiency. Except as otherwise specifically provided herein, Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.01. CONDITIONS PRECEDENT TO LENDER'S OBLIGATIONS. The Effective Date shall not occur until, this Agreement shall not become effective until, and it shall be a further condition to each Credit Extension of, satisfaction or express waiver of the following conditions:

    The lease agreement between Borrower and BRCP Stevenson Point LLC dated March 13,

    2008 (the "Lease Agreement") shall be assigned to Lender.

    Borrower shall have provided Lender with Action By Written Consent from

    Borrower's existing shareholders holding at least fifty percent (50%) of the Borrower's Series A Preferred Stock.

    Borrower shall have provided Lender with copies of board resolutions or consents from

    Borrower's board of directors, approving the terms of this Agreement.

    Borrower shall have provided Lender with Borrower a financial statement which reflects that

    Borrower currently has sufficient cash to meet all outstanding payables as of February 28, 2009.

    All amounts owed by Borrower under the Services Agreement shall not be greater than thirty

(30) days overdue, with the exception of the Initial Credit Extension described in Section 3.01 above.

(f) This Agreement or counterparts hereof shall have been duly executed by, and delivered to, the Lender. The Lender shall have received such documents, instruments, certificates, opinions and agreements as the Lender shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Lender. A financing statement reasonably satisfactory to Lender shall have been duly executed by, and delivered to, the Lender.

(g) The Lender, in its sole judgment, shall not have determined as of the date of each Credit Extension that the results of operations of the Borrower are materially different from the projected results of Borrower's operations for any period as provided to Lender.

(h) No event shall have occurred and be continuing, or would result from making of any Credit Extension, which constitutes or would constitute an Event of Default which shall not have been cured or waived in writing by the Lender.

(i) The Outstanding Principal Balance at any time shall not exceed the Credit Limit and each Credit Extension shall be no more than the amount set forth in Section 2.01(i), (ii) and (iii) as applicable.

(j) The Borrower shall have satisfied such other conditions precedent as the Lender shall have reasonably required.

SECTION 6.02. CONDITIONS PRECEDENT TO BORROWER'S OBLIGATIONS. The Effective Date shall not occur and this Agreement shall not become effective until satisfaction or express waiver of the following conditions:

    Lender shall have provided Borrower with copies of board resolutions or consents from

    Lender's board of directors (excluding members who are Borrower executive officers), approving the terms of this Agreement.

    Lender and Borrower shall have agreed to amend the Services Agreement to apply the Initial Payment (as defined therein) towards partial payment of invoices each month through the term of such Agreement.

ARTICLE VII

COVENANTS

SECTION 7.01. AFFIRMATIVE COVENANTS BY BORROWER. During the term of this Agreement, the Borrower covenants and agrees:

(a) CORPORATE EXISTENCE AND AUTHORIZATIONS. The Borrower shall maintain in good standing its corporate existence and its right to transact business in those jurisdictions in which it is now or hereafter doing a material amount of business, and the Borrower shall maintain all material licenses, permits and registrations necessary for the conduct of its operations.

(b) COMPLIANCE WITH LAWS. The Borrower shall comply with all material Laws applicable to its business operations.

(c) PAYMENT OF OBLIGATIONS. The Borrower shall promptly pay and discharge or cause to be paid and discharged, as and when due (or as amended or extended by the Lender), any and all of its lawful debts and other obligations, including all lawful taxes, rates, levies and assessments and all claims for labor, materials or supplies; provided, however, that nothing herein contained shall be construed as prohibiting the Borrower from diligently contesting in good faith by appropriate proceedings the validity of any such debt or other obligation, provided Borrower has established adequate reserves for such debt or obligation on its books and records.

(d) FINANCIAL INFORMATION. Borrower shall provide Lender with its monthly financial forecast for its fiscal year 2009, which includes mutually agreed upon estimates of expenses under the Services Agreement. During the term of this Agreement, for purposes of Lender's verification that Borrower has sufficient cash to pay outstanding payables (excluding those due under Services Agreement), Borrower shall provide Lender with monthly financial statements within 10 days of month end.

SECTION 7.02. NEGATIVE COVENANTS BY BORROWER. During the term of this Agreement, the Borrower covenants and agrees, that without the prior written consent of the Lender:

(a) DIVIDENDS. The Borrower shall not declare or pay dividends or other distributions to its existing shareholders or other equity owners.

(b) USE OF PROCEEDS. The Borrower will not use the proceeds of the Loan to be used for any purpose other than that stated herein.

(c) CONFLICTING AGREEMENTS. The Borrower will not enter into any agreement, any term or condition of which would, if complied with by Borrower, result in an Event of Default.

SECTION 7.03. AFFIRMATIVE COVENANT BY LENDER. During the term of this Agreement, the Lender covenants and agrees that it shall provide invoices to Borrower, for services provided under the Service Agreement, no later than 4 Business Day of month end.

ARTICLE VIII

DEFAULT

SECTION 8.01. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default under this Agreement, unless waived by the Lender:

(a) PAYMENT UNDER SERVICES AGREEMENT AND THIS AGREEMENT. Failure by Borrower to pay any due and invoiced amount under the Services Agreement (except such amounts under a valid Credit Extension hereunder), which payment is not received within 10 Business Days of notice of nonpayment by Lender. Failure by Borrower to make payment of any Obligations hereunder or under any Loan Documents when due and payable or declared due and payable, including any payment of principal of, or interest on or fees in respect of, any Credit Extension and such failure shall continue unremedied for ten (10) Business Days.

(b) BREACH OF COVENANTS. The material breach of any covenant in Article VII unless expressly waived, in writing, by the Lender, which breach is not cured within 30 Business Days.

(c) ACCELERATION OF OTHER INDEBTEDNESS. Any obligation of the Borrower for the payment of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the expressed maturity thereof and the Borrower has not cured the default giving rise to such an acceleration within 30 Business Days.

(d) JUDGMENTS; ATTACHMENT; ETC. Any one or more judgments or orders against the

Borrower or any attachment or other levy against the property of the Borrower with respect to a claim or claims, involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles) in excess of $500,000, remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 Business Days.

(e) BANKRUPTCY PROCEEDINGS. Filing by Borrower of a voluntary petition in bankruptcy seeking

Reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

(f) LOAN DOCUMENT, LIENS. Any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms or the Borrower or other party thereto shall so state in writing; or any lien created hereunder shall cease to be a valid and perfected lien having the first priority in Collateral purported to be covered thereby as a result of action or failure to take action on the part of the Borrower.

SECTION 8.02. RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT.

(a) Upon any Event of Default, and at any time thereafter, the Lender may declare in writing to the Borrower all or any part of the Outstanding Principal Balance, accrued and unpaid interest thereunder and all Obligations hereunder immediately due and payable, and upon such declaration the then Outstanding Principal Balance, accrued and unpaid interest thereunder and all Obligations hereunder shall automatically become immediately due and payable.

(b) The Borrower irrevocably waives the right to direct application of any and all payments at any time or times hereafter received from or on behalf of the Borrower, and the Borrower irrevocably agrees that the Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations and in repayment of the Credit Extension as the Lender may deem advisable. In the absence of a specific determination by the Lender with respect thereto or unless expressly provided herein, any funds received by the Lender with respect to the Credit Line shall be applied as follows: (i) first, to the payment of the reasonable and necessary expenses incurred by Lender in connection with the collection of amounts due hereunder; (ii) second, to the payment of all accrued and unpaid interest hereunder; (iii) third, to the payment of the Outstanding Principal Balance and (iv) fourth, to the payment of any Obligations hereunder. Any remaining amounts shall be paid to the Borrower.

SECTION 8.03. REMEDIES NOT EXCLUSIVE. The Lender shall be entitled to enforce payment and performance of all obligations of the Borrower hereunder or under the Note and to exercise all rights and powers hereunder or under the Note, or under any Law and the pursuit of any remedy available to the Lender against the Borrower shall not prejudice or in any manner affect the Lender's right to realize upon or enforce any other remedy or security now or hereafter available to it in such order and in such manner as the Lender may determine in its sole discretion. No such right or remedy shall be exclusive, but each shall be cumulative and shall be in addition to every other remedy provided herein or in any other agreement or by Law and each such remedy may be exercised concurrently or independently. Nothing in this Agreement shall be construed as prohibiting the Lender from seeking a deficiency judgment against the Borrower.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. NOTICES. All notices or other communications to be given hereunder shall be given in writing and delivered by (a) certified mail, return receipt requested, (b) personal delivery, (c) facsimile or (d) express carrier addressed as follows:

If to the Lender:

39655 Eureka Drive
Newark, California 94560
Phone: (510) 592-3000
FAX:     (510) 592-3001

Attn: Joseph Heanue, President

If to the Borrower:

39655 Eureka Drive
Newark, CA 94560

Phone:  (510) 619-9200
FAX:       (510) 291-3001

Attn: William Frederick, Chief Financial Officer

or to such other address furnished by any party to the other in writing at any time and from time to time for such notice purposes. Any notice served by either party on the other shall be deemed effective upon receipt of return receipt if sent by certified mail, return receipt requested, when received, if delivered personally, upon machine confirmation if sent by facsimile, or upon confirmation of delivery by an express carrier.

SECTION 9.02. AMENDMENTS AND WAIVERS. No amendment, modification or waiver of any provision of this Agreement or the Note shall be effective unless the same shall be in writing and signed by the Borrower and the Lender; provided, however, that any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

SECTION 9.03. SUCCESSORS AND ASSIGNS. Neither the Borrower nor the Lender may assign, delegate or transfer any of its rights or obligations under this Agreement or the Note without the prior written consent of the other.

SECTION 9.04. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, or which is prohibited under Law for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

SECTION 9.05. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

SECTION 9.06. GOVERNING LAW; ARBITRATION; NO THIRD-PARTY RIGHTS.

(a) This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the United States and State of California applicable to contracts made and to be performed wholly within such State, without regard to any choice or conflict of laws rules.

(b) The parties to this Agreement shall act in good faith to resolve any dispute or other controversy arising under this Agreement. Absent agreement resolving a dispute within 20 days after written notice of the dispute has been delivered from one party to the other, any party shall have the right to seek to settle the matter by arbitration to the exclusion of any other form of dispute resolution. Any arbitration shall be conducted according to the applicable rules of the American Arbitration Association and shall take place in Newark, California. Such arbitration shall be heard by a single arbitrator, who shall be jointly designated by the Lender and the Borrower if the parties are unable to agree within ten (10) days after the dispute is submitted to arbitration, by the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties hereto.

(c) This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

SECTION 9.07. HEADINGS. The section headings are for convenience only and shall not affect the interpretation or construction of this Agreement or the Note.

The Exhibits referred to throughout this Agreement are attached to this Agreement and are incorporated into this Agreement. Unless the context clearly indicates, words used in the singular include the plural, words in the plural include the singular and the word "including" means "including but not limited to."

SECTION 9.08. CONFLICT OF TERMS. In the event of any material conflict between the terms of this Agreement and the Note, the terms of this Agreement shall control.

SECTION 9.09. WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not affect in any way the full right to require the performance at any subsequent time. The waiver by either party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of the provision itself. Any course of performance shall not be deemed to amend or limit any provision of this Agreement.

SECTION 9.10. SECTION REFERENCES. References to "Sections," "subsections" and "Exhibits" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

SECTION 9.11. RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of borrower and lender.

SECTION 9.12. ENTIRE AGREEMENT. This Agreement and the Note set forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning the subject matter.

SECTION 9.13. TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement

SECTION 9.14. FEES AND EXPENSES. The Borrower shall pay on demand and after submission of documentation in respect of such costs and expenses, all costs and expenses (including fees of counsel) of the Lender in connection with (i) the enforcement (whether through negotiations, legal proceedings or otherwise) or consent with respect to the Loan Documents, (ii) any litigation, contest, dispute, suit, proceeding or action (and any appeal or review thereof) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection therewith or herewith including without limitation under Title 11 of the United State Code, as amended, or any other applicable Federal, state or foreign bankruptcy or similar insolvency law, or (iii) an Event of Default and any enforcement or collection proceedings resulting therefrom.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

LENDER Triple Ring Technologies, Inc. /s/ Joseph Heanue Joseph Heanue President Date: 3/12/09	BORROWER NovaRay Medical, Inc. /s/ William Frederick William Frederick Chief Financial Officer Date: 3/12/09

EXHIBIT A

PROMISSORY NOTE

$1,500,000.00 March 12, 2009

Newark, CA

For value received, the undersigned, NovaRay Medical, Inc., a Delaware corporation, (herein, the "Maker") hereby promises to pay to the order of Triple Ring Technologies, Inc.., a California corporation (hereinafter, the "Holder"), at any place designated at any time by the Holder, in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) or, if less, the then any unpaid principal amount of all aggregated Credit Extensions (the "Outstanding Principal Balance") on or before the Termination Date. This Note shall bear interest at the rate set forth in the Credit and Security Agreement.

This Note is issued pursuant to the Credit and Security Agreement dated March 12, 2009, between the Maker and the Holder (the "Credit and Security Agreement"). All capitalized terms used and not otherwise defined shall have the meanings given them in the Credit and Security Agreement.

The Maker promises to pay the Outstanding Principal Balance and accrued interest as set forth in the Credit and Security Agreement.

Upon any Event of Default, the Holder may, without notice or demand, declare the then Outstanding Principal Balance and accrued interest immediately due and payable and shall then have in any jurisdiction where enforcement hereof is sought, in addition to any other rights or remedies, the rights and remedies set forth in the Credit and Security Agreement.

If this Note is not paid as provided herein and in the Credit and Security Agreement and is referred to an attorney for collection, the Maker promises to pay the reasonable fees and expenses of such attorney in addition to the full amount due hereon, whether or not litigation is commenced.

Demand for payment, protest, notice of dishonor and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by the Maker, and the same hereby assents to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof.

No amendment, modification or waiver of any provision of this Note, nor consent to any departure by the Maker here from, shall be effective unless the same shall be in a writing signed by an authorized officer of the Holder, and then only in the specific instance and for the purpose for which given. No failure to exercise, and no delay in exercising, any right under the Credit and Security Agreement or this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right under the Credit and Security Agreement or this Note preclude any other or further exercise thereof or the exercise of any other right. Each and every right granted hereunder or by law or in equity shall be deemed cumulative, and such remedies may be exercised from time to time concurrently or consecutively.

All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Credit and Security Agreement.

Any term of this Note that does not comply with applicable law will not be effective if that law does not expressly or impliedly permit variations by agreement. If any part of this Note cannot be enforced according to its terms, that fact will not affect the balance of this Note.

Neither this Note nor the Maker's or Holder's rights and obligations under this Note are assignable or delegable without the prior written consent of the other as set forth in the Credit and Security Agreement. This Note will be governed by the laws of the United States and the State of California, including the Uniform Commercial Code. The terms of any agreement securing the payment of this Note may also be governed by the law of the state where the property is located.

IN WITNESS WHEREOF, the Maker has executed and delivered this Note effective as of the date first set forth above.

MAKER

NovaRay Medical, Inc.

/s/ William Frederick

William Frederick

Chief Financial Officer

Date: 3/12/09

EXHIBIT B

FORM OF NOTICE OF BORROWING

Reference is made to that certain Credit and Security Agreement dated as of March __, 2009 by and between the undersigned (the "Borrower") and Triple Ring Technologies, Inc. (the "Lender"), exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified (the "Credit and Security Agreement")

The Borrower hereby gives irrevocable notice pursuant to Section 2.01 of the Credit and Security Agreement, or its request for a Credit Extension to be made in the aggregate amount of $__________ to be made on ________, 2009

The Borrower hereby represents and warrants that all of the conditions contained in Section 6.01 of the Credit and Security Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Credit Extension requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom.

IN WITNESS WHEREOF, the Borrower has caused this Notice to be executed and delivered by its duly authorized officer as of the date first set forth above.

NOVARAY MEDICAL, INC.

By: ______________________

Title:_____________________